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                                                                   EXHIBIT 10.19

                               GUARANTY AGREEMENT

        WHEREAS, the execution of this Guaranty Agreement is a condition to COMPASS BANK, an Alabama state banking corporation ("Lender") making certain loans to OYOG OPERATIONS, LP, a Texas limited partnership ("Borrower"), pursuant to that certain Promissory Note in the principal amount of $3,040,000.00, dated September 10, 2003, executed by Borrower and payable to the order of Lender (such Promissory Note, as it may hereafter be renewed, extended or modified from time to time, and all promissory notes executed in renewal, extension, modification or substitution thereof, is hereinafter referred to as the "Note");

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, OYO GEOSPACE CORPORATION, a Delaware corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to Lender the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined). This Guaranty Agreement shall be upon the following terms:

        I. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations" (as defined in the Note), and shall include, without limitation, all principal of and interest on the Note and all renewals, extensions, increases, decreases or other modifications of any of the foregoing and all promissory notes given in renewal, extension, increase, decrease or other modification thereof. The term "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

        II. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Lender or any other party, or which Guarantor may have against Borrower, Lender, or any other party, shall be available to, or shall be asserted by, Guarantor against Lender or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

        III. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any

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right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

        IV. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Lender without notice or demand in lawful currency of the United States of America and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. Until the Guaranteed Indebtedness is paid in full and a period of ninety (90) days has passed following such payment, Guarantor waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by Guarantor under or in connection with this Guaranty Agreement or otherwise.

        V. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.

        VI. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness;
(c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument,

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document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness;
(k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Lender to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

        VII.    Guarantor represents and warrants to Lender as follows:

        (1) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.

        (2) Guarantor has the corporate power, authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

        (3) The execution, delivery, and performance by Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of Guarantor and do not and will not violate or conflict with the articles of incorporation or bylaws of Guarantor or any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties is bound.

        (4) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party, except which has already been obtained by Guarantor, is necessary for the execution, delivery or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

        (5) The value of the consideration received and to be received by Guarantor as a result of Lender making the loan to Borrower evidenced by the Note and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of

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Guarantor hereunder, and such liability and obligation and the Note have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

        (6) Guarantor represents and warrants to Lender that Guarantor is not insolvent, Guarantor's liabilities do not exceed its assets, and Guarantor will not be rendered insolvent by the execution and performance of this Guaranty Agreement and the Loan Documents.

        VIII. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or Lender has any commitment under the Note:

        (1) Guarantor will deliver to Lender the financial statements of Guarantor described in the Note at the times required by the Note.

        (2) Guarantor will furnish promptly to Lender written notice of the occurrence of any default under this Guaranty Agreement or an Event of Default as defined in the Note of which Guarantor has knowledge.

        (3) Guarantor will furnish promptly to Lender such additional information concerning Guarantor as Lender may reasonably request.

        (4) Guarantor will not (a) become a party to a merger, consolidation or other business combination or acquire all or a substantial part of the assets of any Person (as defined in the Note) or any shares or other evidence of beneficial ownership of any Person unless guarantor is the surviving Person to such transaction, (b) dissolve or liquidate, or (iii) sell, lease, assign, transfer or otherwise dispose of substantially all of its assets, except dispositions of inventory in the ordinary course of business.

        (5) Guarantor will comply with all of the covenants contained in the Note with which Borrower agrees to in the Note to cause Guarantor to comply.

        (6) Guarantor will comply with the financial covenants contained on Exhibit "A" attached hereto.

        IX. Upon the occurrence of an Event of Default (as defined in the Note) Lender shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Lender shall have made any demand under this Guaranty Agreement. In addition to Lender's right of setoff and as further security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants Lender a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by

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Lender and all other sums at any time credited by or owing from Lender to
Guarantor. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

        X. Guarantor hereby agrees that the Subordinated Indebtedness shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness, and Guarantor hereby assigns the Subordinated Indebtedness to Lender as security for the Guaranteed Indebtedness. If any sums shall be paid to Guarantor by Borrower or any other person or entity on account of the Subordinated Indebtedness, such sums shall be held in trust by Guarantor for the benefit of Lender and shall forthwith be paid to Lender without affecting the liability of Guarantor under this Guaranty Agreement. For purposes of this Guaranty Agreement, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of the person or persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

        XI. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        XII. This Guaranty Agreement is for the benefit of Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

        XIII. Guarantor recognizes that Lender is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Borrower under the Note and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Lender in entering into the Note. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

        XIV. This Guaranty Agreement is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Harris County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Any action or proceeding against Guarantor under or in connection with this Guaranty Agreement may be brought

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in any state or federal court in Harris County, Texas, and Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of such courts, and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court. Guarantor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the Note. Nothing herein shall affect the right of Lender to serve process in any other matter permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor's property in courts in other jurisdictions. Any action or proceeding by Guarantor against Lender shall be brought only in a court located in Harris County, Texas.

        XV. Guarantor shall pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by Lender in connection with the preparation, administration, enforcement, or collection of this Guaranty Agreement.

        XVI. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

        XVII. The Note, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under the Note and the other Loan Documents (as defined in the Note) without affecting the validity or enforceability of this Guaranty Agreement. Any notices given hereunder shall be given in the manner provided by and to the addresses set forth in the Note.

        XVIII. Guarantor hereby represents and warrants to Lender that Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and that Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

        XIX. This notice is being supplied in compliance with 12 C.F.R. 227, Regulation AA, promulgated by the Federal Reserve Board and applies to any Guaranteed Indebtedness which may be a consumer credit obligation as defined in such Regulation AA. You are being asked to guarantee the debt of Borrower now existing or hereafter arising. There is no limit as to the amount unless this Guaranty expressly provides for such limitation. Think carefully before you guarantee the existing and future debts of Borrower. If Borrower doesn't pay any of such debts, you will have to. Be sure that you can afford to pay all such debts if you have to and that you want to accept this responsibility. You may have to pay up to the full amount of all Borrower's debts if Borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount. Lender can collect such debts from you without first trying to collect from Borrower. Lender can use the same collection methods against you that can be used against Borrower, such as suing you, etc. If any such

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debts is ever in default, that fact may become part of your credit record. This notice is not the contract that makes you liable for Borrower's debts. The Guaranty that is set forth in this instrument is however, a contract that makes you liable for Borrower's debts.

        XX. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER. THIS GUARANTY AGREEMENT MAY NOT BE AMENDED EXCEPT IN WRITING BY GUARANTOR AND LENDER.

        DATED AND EXECUTED as of September 10, 2003.


                                   GUARANTOR:

                                   OYO GEOSPACE CORPORATION

                                   By:     /s/ Gary D. Owens
                                         ---------------------------
                                   Name:   Gary D. Owens
                                   Title:  President

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                                   EXHIBIT "A"

                               Financial Covenants


        OYO Geospace Corporation, a Delaware corporation ("Guarantor") covenants and agrees that, as long as the Guaranteed Indebtedness (as defined in the foregoing Guaranty Agreement) or any part thereof is outstanding, Guarantor will observe and perform the following financial covenants set forth below, unless Lender (as defined in the foregoing Guaranty Agreement) shall otherwise consent in writing.

        Section A.    Tangible Net Worth. Guarantor will at all times maintain
Tangible Net Worth in an amount not less than $43,000,000.00 from and after December 31, 2003.

        Section B.    Ratio of Total Liabilities to Tangible Net Worth.
Guarantor will at all times maintain a Ratio of Total Liabilities to Tangible Net Worth of not greater than 1.00 to 1.00 from and after December 31, 2003.

        Section C.    Fixed Charge Coverage Ratio. Guarantor will at all times
maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00. The Fixed Charge Coverage Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Guarantor, commencing on December 31, 2003, on a cumulative basis for the four quarters ended as of such date.

        As used in this Exhibit "A", the following terms are defined as follows:

                "Current Maturities of Long Term Debt" means for Guarantor and its Subsidiaries on a consolidated basis, the required principal payments and mandatory prepayments for the next succeeding twelve month period on Debt of Guarantor and its Subsidiaries for borrowed money which has a final maturity more than twelve months from the date of payment.

                "Debt" means for any Person (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (d) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (f) any obligation to redeem or repurchase any of such Person's capital stock, partnership or membership interests or other ownership interests as applicable.

                "EBITDA" means for Guarantor and its Subsidiaries, on a consolidated basis, the sum of (a) Net Income, plus (b) depreciation, amortization and other non cash charges, plus (c) Interest Expense, plus
        (d) extraordinary losses, minus (e) extraordinary gains.

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                Fixed Charge Coverage Ratio" means for Guarantor and its
        Subsidiaries, on a consolidated basis, as of any date (a) EBITDA for the period ended on such date, minus non-financed capital expenditures, minus distributions, divided by (b) the sum of (i) Current Maturities of Long Term Debt for the period ended on such date, plus (ii) Interest Expense for the period ended on such date.

                "GAAP" means generally accepted accounting principles in the United States of America consistently applied.

                "Net Income" means, for Guarantor and its Subsidiaries for any period, the consolidated net income (or loss) of Guarantor and its Subsidiaries for such period, calculated in accordance with GAAP.

                "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

                "Ratio of Total Liabilities to Tangible Net Worth" means, as of any date, (a) (i) Total Liabilities minus (ii) Subordinated Debt divided by (b) Tangible Net Worth.

                "Subordinated Debt" collectively means Debt of Guarantor the payment of which is subordinated to the payment of the Guaranteed Indebtedness in a manner acceptable to Lender.

                "Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Guarantor and its Subsidiaries, plus Subordinated Debt; provided, however, there shall be excluded therefrom (a) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (b) patents, trademarks, trade names, and copyrights, (c) deferred expenses, (d) loans and advances to any stockholder, director, officer, or employee of Guarantor or any Subsidiary or any affiliate of Guarantor, and (e) all other assets which are properly classified as intangible assets.

                "Total Liabilities" means, as of any date, all amounts which, in accordance with GAAP, would be classified as liabilities on a consolidated balance sheet of Guarantor and its Subsidiaries.

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